Exhibit 32.1

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Power of the Dream Ventures, Inc. (the "Company") on Form 10-Q/A for the period ending June 30, 2010 as filed with the Securities and Exchange Commission (the "Report"), Viktor Rozsnyay, chief executive officer of the Company, and Ildiko Rozsa, chief financial officer of the Company, certify, pursuant to 18 U.S.C. section §1350 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 29, 2010	/s/ Viktor Rozsnyay
Viktor Rozsnyay
President & Chief Executive Officer
(Principal Exacutive Officer)

November 29, 2010	/s/ Ildiko Rozsa
Ildiko Rozsa
Chief Financial Officer
(Principal Financial Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.